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                                                                    Exhibit 2(3)





                              DATED   29 May 1996
                              -------------------


                             RIBALTA HOLDINGS, INC.

                                   as Vendor


                                    - and -


                           FOUNTAIN OIL, INCORPORATED

                                  as Purchaser


                                    - and -


                               JOHN RICHARD TAIT

                                  as Warrantor

             ______________________________________________________

                               SUPPLEMENTAL DEED
                      relating to the sale and purchase of
                        all the issued share capital of
                         GASTRON INTERNATIONAL LIMITED

             ______________________________________________________



                               MARRIOTT HARRISON
                             12 Great James Street
                                London WC1N 3DR

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                              Tel:  0171 209 2000
                              Fax:  0171 209 2001

                              (Ref DJGI DJ60516C)

AGREEMENT dated the 29th day of May 1996

BETWEEN:-

(1) RIBALTA HOLDINGS, INC. of P.O. Box 438, Tropic Isle Building, Road Town, Tortola, British Virgin Islands ("the Vendor");

(2) FOUNTAIN OIL, INCORPORATED, a corporation organized under the laws of the state of Delaware USA of 1400 Broadfield, Suite 100, Houston, Texas 77084 United States of America ("the Purchaser"); and

(3) JOHN RICHARD TAIT of 934 Moyle Circle, Alpine UT-84004 Utah, United States of America ("the Warrantor").

WHEREAS:-

(A) By an Agreement dated 10th August, 1995 made between the Vendor (1), the Purchaser (2) and the Warrantor (3) ("Agreement") the Vendor agreed, subject to certain conditions, to sell to the Purchaser the entire issued share capital of Gastron International Limited ("the Company").

(B) By a Supplemental Agreement dated 3rd November, 1995 made between the parties hereto ("Supplemental Agreement") the Agreement was amended in certain regards.

(C) The parties hereto wish to enter into this Supplemental Deed to further amend the terms of the Agreement and the Supplemental Agreement.

THIS DEED WITNESSETH as follows:-

1.   AMENDMENTS

     In consideration of the mutual promises set out herein, the parties hereto hereby agree that the following amendments be made to the Agreement and to the Supplemental Agreement:-

     (a) the figure in Clause 5.1 of the Agreement be amended to US$300,000;

     (b) the number of Consideration Shares set out in Clause 5.2 of the Agreement be amended;

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          in sub-clause (a) to 70,000

          in sub-clause (b) to 210,000

          in sub-clause (c) to 420,000

     (c) the figure in the last line of Clause 1 of the Supplemental Agreement be amended to US$300,000.

2.   CONTINUATION OF AGREEMENT

     The parties hereto hereby confirm that, save as set out in Clause 1 above, the Agreement and the Supplemental Agreement shall continue in full force and effect between them.

3.   COSTS

     Each party shall pay its own legal and other professional charges and expenses incurred in connection with this Supplemental Deed.

4.   PROPER LAW AND JURISDICTION

4.1 This Supplemental Deed shall be governed by and construed in accordance with English Law.

4.2 Each of the parties agrees to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter-arising from, or in connection with, this Supplemental Deed.

4.3 The Vendor and the Warrantor each hereby irrevocably appoints Integro Finance (UK) Limited, Cannon Bridge, 25 Dowgate Hill, London, EC4R 2AT, United Kingdom as its agent to accept service on its behalf in respect of this Supplemental Deed.

IN WITNESS whereof this Deed has been duly executed and delivered the day and year first above written.

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SIGNED as a Deed and delivered by    )
MISS LINDA FOK PUI LING              )  /s/Miss Linda Fok Pui Ling
REPRESENTING PADNALLS                )
ENTERPRISES LIMITED                  )
duly authorized for and on behalf of )
RIBALTA HOLDINGS, INC.               )
in the presence of:-                 )


     /s/Florence Tang

     Florence P.M. Tang
     Rooms 12-14, 1st Floor
     New Henry House
     10 Ice House Street
     Hong Kong
     Assistant Manager


SIGNED as a Deed and delivered by    )
MR. OISTEIN NYBERG                   )  /s/Oistein Nyberg
duly authorized for and on behalf of )
FOUNTAIN OIL, INCORPORATED           )
in the presence of:-                 )

     /s/TL Jerrett

     Miss TL Jerrett
     c/o Marriott Harrison
     12 Great James Street
     London WC1N 3DR


SIGNED as a Deed and delivered       )
by the said JOHN RICHARD TAIT        )  /s/John Richard Tait
in the presence of:-                 )

     /s/TL Jerrett

     Miss TL Jerrett
     c/o Marriott Harrison
     12 Great James Street
     London WC1N 3DR

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